Exhibit 21.1

LIST OF SUBSIDIARIES

The following are subsidiaries of Altisource Portfolio Solutions S.A. as of December 31, 2016 and the jurisdictions in which they are organized.

Name	Jurisdiction of incorporation or organization

Altisource Holdings S.à r.l.	Luxembourg
Altisource Solutions S.à r.l.	Luxembourg
Altisource Asia Holdings Ltd I	Mauritius
Altisource Business Solutions Private Limited	India
Altisource Portfolio Solutions, Inc.	Delaware
Altisource Fulfillment Operations, Inc.	Delaware
REALHome Services and Solutions, Inc.	Florida
Altisource Solutions, Inc.	Delaware
Altisource US Data, Inc.	Delaware
Springhouse, LLC	Missouri
Western Progressive – Nevada, Inc.	Delaware
Premium Title Services, Inc.	Florida
Premium Title Agency, Inc.	Delaware
Western Progressive – Arizona, Inc.	Delaware
Premium Title of California, Inc.	California
PTS – Texas Title, Inc.	Delaware
Nationwide Credit, Inc.	Georgia
Altisource Online Auction, Inc.	Delaware
Power Default Services, Inc.	Delaware
Beltline Road Insurance Agency, Inc.	Texas
Altisource Asset Acquisition, Inc.	Delaware
Hubzu USA, Inc.	Delaware
Hubzu Notes, LLC	Delaware
noteXchange, LLC	Delaware
Western Progressive Trustee, LLC	Delaware
Altisource Outsourcing Solutions S.R.L.	Uruguay
Altisource Holdings, LLC	Delaware
Altisource Single Family, Inc.	Delaware
Altisource Solutions B.V.	Netherlands
Altisource Business Solutions, Inc.	Philippines
The Mortgage Partnership of America, L.L.C.	Missouri
Equator, LLC	California
Altisource Real Estate Web Portal S.à r.l.	Luxembourg
Altisource Consumer Analytics S.à r.l.	Luxembourg
Altisource Mortgage Solutions S.à r.l.	Luxembourg
Altisource Spend Management S.à r.l.	Luxembourg
Altisource Business Solutions S.à r.l.	Luxembourg
Altisource Technology Solutions S.à r.l.	Luxembourg
Altisource Collaborative S.à r.l.	Luxembourg
Altisource Document Solutions S.à r.l.	Luxembourg
Association of Certified Originators	Nevada
Association of Certified Mortgage Originators Risk Retention Group, Inc.	Nevada
CastleLine Re, Inc.	Nevada
CastleLine Risk and Insurance Services, LLC	Nevada
CastleLine Holdings, LLC	Delaware
GoldenGator, LLC	Delaware
REIsmart, LLC	Delaware
Onit Solutions, LLC	Colorado
Altisource Access, Inc.	Delaware
Altisource Access CA, Inc.	Delaware
Western Progressive - Washington, Inc.	Washington
BRS Better Neighborhoods, Inc.	Delaware

Investability Real Estate, Inc.	Delaware
Premium Title Insurance Agency - UT, Inc.	Utah
Premium Title Services - FL, Inc.	Delaware
Premium Title Services - IL, Inc.	Delaware
Premium Title Services - Indiana, Inc.	Delaware
Premium Title Services - MD, Inc.	Delaware
Premium Title Services - MN, Inc.	Delaware
Premium Title Services - MO, Inc.	Delaware
Premium Title Services - NY, Inc.	Delaware
Premium Title Services - VA, Inc.	Delaware